11,535,615 Common Shares of Beneficial Interest

Issuable Upon Exercise of Transferable Rights

to Subscribe for such Shares

DEALER MANAGER AGREEMENT

New York, New York

December 14, 2007

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Each of Highland Credit Strategies Fund, a Delaware statutory trust (the “Trust”), and Highland Capital Management, L.P., a Delaware limited partnership (the “Investment Adviser”), hereby confirms the agreement with and appointment of UBS Securities LLC to act as dealer manager (the “Dealer Manager”) in connection with the issuance by the Trust to the holders of record (the “Record Date Shareholders”) at the close of business on the record date set forth in the Prospectus (as defined herein) (the “Record Date”) transferable rights entitling such Record Date Shareholders to subscribe for up to 11,535,615 shares (each a “Share” and, collectively, the “Shares”) of the Trust’s common shares of beneficial interest (the “Common Shares”), par value $0.001 per share (the “Offer”). Pursuant to the terms of the Offer, the Trust is issuing each Record Date Shareholder one transferable right (each a “Right” and, collectively, the “Rights”) for each Common Share held by such Record Date Shareholder on the Record Date. Such Rights entitle their holders to acquire during the subscription period set forth in the Prospectus (the “Subscription Period”), at the price set forth in such Prospectus (the “Subscription Price”), one Share for each three Rights exercised (except that any Record Date Shareholder who is issued fewer than three Rights will be able to subscribe for one full Share pursuant to the primary subscription) on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Record Date Shareholder who fully exercises all Rights initially issued to such Record Date Shareholder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allocation, additional Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in the Prospectus. The Rights are transferable and are expected to be listed on the New York Stock Exchange, Inc. (“NYSE”) under the symbol “HCF.RT.”

The Trust has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (Nos. 333-147121 and 811-21869) and a related preliminary prospectus and preliminary Statement of Additional Information under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission under the Investment Company Act (the “Investment Company Act Rules and Regulations”) and the Securities Act (the “Securities Act Rules and Regulations” and, together with the Investment Company Act Rules and Regulations, the “Rules and Regulations”), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses and preliminary Statements of Additional Information as may have been required to the date hereof. If the registration statement has not become effective, a further amendment to such registration statement, including forms of a final prospectus and final Statement of Additional Information necessary to permit such registration statement to become effective, will promptly be filed by the Trust with the Commission. If the registration statement has become effective and any prospectus or Statement of Additional Information contained therein omits certain information at the time of effectiveness pursuant to Rule 430A of the Rules and Regulations, a final prospectus and final Statement of Additional Information containing such omitted information will promptly be filed by the Trust with the Commission in accordance with Rule 497(h) of the Securities Act Rules and Regulations. The term “Registration Statement” means the registration statement, as amended, at the time it becomes or became effective, including financial statements and all exhibits and all documents, if any, incorporated therein by reference, and any information deemed to be included by Rule 430A. The term “Prospectus” means (except as otherwise specified herein) the final prospectus and final Statement of Additional Information in the forms filed with the Commission pursuant to Rule 497(c), (e), (h) or (j) of the Securities Act Rules and Regulations, as the case may be, as from time to time amended or supplemented pursuant to the Securities Act.

The Prospectus and letters to owners of Common Shares of the Trust, subscription certificates and other forms used to exercise rights, brochures, wrappers, any letters from the Trust to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Trust may use, approve, prepare or authorize for use in connection with the Offer are collectively referred to hereinafter as the “Offering Materials”.

1.	Representations and Warranties.

(a)	The Trust and the Investment Adviser jointly and severally represent and warrant to, and agree with, the Dealer Manager as of the date hereof, as of the date of the commencement of the Offer (such date being hereinafter referred to as the “Representation Date”) and as of the Expiration Date (as defined below) that:

(i)	The Trust meets the requirements for use of Form N-2 under the Securities Act and the Investment Company Act and the Rules and Regulations. At the time the Registration Statement became or becomes effective, the Registration Statement did or will contain all statements required to be stated therein in accordance with and did or will comply in all material respects with, the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations and did not or will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. From the time the Registration Statement became or becomes effective through the expiration date of the Offer set forth in the Prospectus, as it may be extended as provided in the Prospectus (the “Expiration Date”), the Prospectus and the Offering Materials will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus or Offering Materials made in reliance upon and in conformity with information relating to the Dealer Manager furnished to the Trust in writing by the Dealer Manager expressly for use in the Registration Statement, Prospectus or Offering Materials.

(ii)

The Trust (i) has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, (ii) has full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, (iii) currently maintains all licenses, permits, consents, orders, approvals, and other authorizations (collectively, the “Licenses and Permits”) necessary to carry on its business as contemplated in the Prospectus, (iv) has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and (v) is duly qualified to do business and in good standing in each jurisdiction wherein it owns or leases real property or in which the conduct of its business requires such qualification, except where the failure to obtain or maintain such Licenses and Permits, to make such filings or to be to qualified and in good standing would not have a material adverse effect upon the Trust’s business, properties, management, prospects, financial condition or results of operations. The Trust has no subsidiaries.

(iii)	The Trust is duly registered with the Commission under the Investment Company Act as a closed-end, non-diversified management investment company, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the best of the Trust’s and the Investment Adviser’s knowledge, threatened by the Commission, all required action has been taken by the Trust under the Securities Act and the Investment Company Act to make the Offer and to consummate the issuance of the Rights and the issuance and sale of the Shares by the Trust upon exercise of the Rights, and the provisions of the Trust’s agreement and declaration of trust and bylaws comply as to form in all material respects with the requirements of the Investment Company Act and the Investment Company Act Rules and Regulations.

(iv)	PricewaterhouseCoopers LLP, the independent registered public accounting firm that certified the financial statements of the Trust set forth or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Investment Company Act, the Securities Act, the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board.

(v)	The financial statements of the Trust, together with the related notes and schedules thereto, set forth or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition of the Trust as of the dates or for the periods indicated in conformity with U.S. generally accepted accounting principles applied on a consistent basis; and the information set forth in the Prospectus under the headings “Summary of Trust Expenses” and “Financial Highlights” presents fairly in all material respects the information stated therein.

(vi)

The Trust has an authorized and outstanding capitalization as set forth in the Prospectus; the issued and outstanding Common Shares have been duly authorized and are validly issued, fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the heading “Description of Capital Structure”; the Rights have been duly authorized by all requisite action on the part of the Trust for issuance pursuant to the Offer; the certificates for the Shares are in due and proper form; the Shares have been duly authorized by all requisite action on the part of the Trust for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Trust upon exercise of the Rights pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the Shares and the Rights conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and the other Offering Materials; and the issuance of each of the Rights and the Shares has been done in compliance with all applicable federal and state securities laws and is not subject to any preemptive rights.

(vii)	Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Trust has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, that are material to the Trust, (B) there has not been any material change in the Common Shares or long-term debt of the Trust, or any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Trust (excluding fluctuations in the Trust’s net asset value due to investment activities in the ordinary course of operations, and changes in the market price per share of the Common Shares and discount or premium of such market price per share to net asset value per share), (C) there has been no dividend or distribution paid or declared in respect of the Trust’s Common Shares and (D) the Trust has not incurred any long-term debt.

(viii)	Each of this Agreement (the “Agreement”), the Investment Advisory Agreement dated as of June 29, 2006 between the Trust and the Investment Adviser (the “Investment Advisory Agreement”), the Administration Services Agreement dated as of June 29, 2006 between Highland Capital Management, L.P. (the “Administrator) and the Trust (the “Administration Services Agreement”), the Custodian Services Agreement dated as of June 1, 2006 between PFPC Trust Company (the “Custodian”) and the Trust (the “Custody Agreement”), the Transfer Agency Services Agreement dated as of June 29, 2006 between PFPC, Inc. (the “Transfer Agent”) and the Trust (the “Transfer Agency Agreement”) and the Accounting Services Agreement dated as of June 29, 2006 between PFPC, Inc. (the “Accounting Agent”) and the Fund (the “Accounting Services Agreement”) (this Agreement, the Investment Advisory Agreement, the Administration Services Agreement, the Custody Agreement, the Transfer Agency Agreement and the Accounting Services Agreement are referred to herein, collectively as the “Trust Agreements”) has been duly authorized, executed and delivered by the Trust; each of the Trust Agreements complies with all applicable provisions of the Investment Company Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations under such Acts; and, assuming due authorization, execution and delivery by the other parties thereto, each of the Trust Agreements constitutes a legal, valid, binding and enforceable obligation of the Trust, subject to the qualification that the enforceability of the Trust’s obligations thereunder may be limited by U.S. bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

(ix)	Neither the issuance of the Rights, nor the issuance and sale of the Shares upon the exercise of the Rights, nor the execution, delivery, performance and consummation by the Trust of any other of the transactions contemplated in this Agreement, or to the extent applicable to the Rights or the Shares in the Trust Agreements, nor the consummation of the transactions contemplated in this Agreement or in the Registration Statement nor the fulfillment of the terms thereof will conflict with or violate the agreement and declaration of trust, bylaws of the Trust, or conflict with, result in a breach or violation of, or constitute a default or an event of default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Trust under the agreement and declaration of trust or bylaws of the Trust or the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Trust is a party or by which it may be bound or to which any of the property or assets of the Trust is subject, nor will such action by the Trust result in any violation of any order, law, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties.

(x)	Except as set forth in the Registration Statement, there is no pending or, to the Trust’s or the Investment Adviser’s knowledge, threatened action, suit, claim, investigation or proceeding affecting the Trust or to which the Trust is a party before or by any court or governmental agency, authority or body or any arbitrator which might result in any material adverse change in the condition (financial or other), business, prospects, net worth or operations of the Trust, or which might materially and adversely affect the properties or assets thereof of a character required to be disclosed in the Registration Statement or the Prospectus or the consummation of the transactions contemplated hereby.

(xi)	There are no franchises, contracts or other documents of the Trust required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement which are not described or filed or incorporated by reference therein as permitted by the Securities Act, the Investment Company Act or the Rules and Regulations.

(xii)	No consent, approval, authorization, notification or order of, or filing with, any federal, state, local or foreign court or governmental or regulatory agency, commission, board, authority or body or with any self-regulatory organization or other non-governmental regulatory authority is required for the consummation by the Trust of the transactions contemplated by the Trust Agreements or the Registration Statement, except (A) such as have been obtained or (B) if the registration statement filed with respect to the Shares is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained prior to commencement of the Offer) under the Investment Company Act, the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(xiii)	The Common Shares have been duly listed on the NYSE and prior to their issuance the Shares and the Rights will have been duly approved for listing, subject to official notice of issuance, on the NYSE.

(xiv)	The Trust (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Shares of the Trust (except for the solicitation of exercises of the Rights pursuant to this Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Trust (except for the solicitation of exercises of the Rights pursuant to this Agreement); provided that any action in connection with the Trust’s Dividend Reinvestment Plan will not be deemed to be within the terms of this Section l.a.xiv.

(xv)	The Trust has complied in all previous tax years and intends to direct the investment of the proceeds of the Offer described in the Registration Statement and the Prospectus in such a manner as to continue to comply, with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code”), and is qualified and intends to continue to qualify as a regulated investment company under Subchapter M of the Code.

(xvi)	The Trust has complied since inception, and intends to direct the investment of the proceeds of the Offer described in the Registration Statement and the Prospectus in such a manner as to continue to comply, with the asset coverage requirements of the Investment Company Act.

(xvii)	The Trust has (a) appointed a Chief Compliance Officer and (b) adopted and implemented written policies and procedures which the Board of Trustees of the Trust has determined are reasonably designed to prevent violations of the federal securities laws in a manner required by and consistent with Rule 38a-1 of the Rules and Regulations under the Investment Company Act and is in compliance in all material respects with such Rule.

(xviii)	Other than the Offering Materials, the Trust has not, without the written permission of the Dealer Manager, used, approved, prepared or authorized any letters to beneficial owners of the Common Shares, forms used to exercise rights, any letters from the Trust to securities dealers, commercial banks and other nominees or any newspaper announcements or other offering materials and information in connection with the Offer; provided, however, that any use of transmittal documentation and subscription documentation independently prepared by the Dealer Manager, broker-dealers, trustees, nominees or other financial intermediaries shall not cause a violation of this Section (xviii).

(xix)	Any Offering Materials authorized in writing by or prepared by the Trust or the Investment Adviser used in connection with the issuance of the Rights do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Moreover, all Offering Materials complied and will comply in all material respects with the applicable requirements of the Securities Act, the Investment Company Act, the Rules and Regulations and the rules and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xx)	The Trust maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxi)	The Trust has established and maintains disclosure controls and procedures (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are designed to ensure that material information relating to the Trust is made known to the Trust’s Chief Executive Officer and its Chief Financial Officer by others within the Trust, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Trust’s independent registered public accounting firm and the Audit Committee of the Board of Trustees of the Trust have been advised of: (A) any significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Trust’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Trust’s internal controls over financial reporting; any material weaknesses in the Trust’s internal controls over financial reporting have been identified for the Trust’s independent registered public accounting firm; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls over financial reporting or in other factors that could materially affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxii)	The Trust and its officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(b)	The Investment Adviser represents and warrants to, and agrees with, the Dealer Manager as of the date hereof, as of the Representation Date and as of the Expiration Date that:

(i)	The Investment Adviser has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware, has full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, currently maintains all Licenses and Permits material to the conduct of its business and necessary to enable the Investment Adviser to continue to supervise investments in securities as contemplated in the Prospectus.

(ii)	The Investment Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting as investment adviser for the Trust as contemplated in the Prospectus and the Investment Advisory Agreement.

(iii)	This Agreement and the Investment Advisory Agreement have been duly authorized, executed and delivered by the Investment Adviser and comply with all applicable provisions of the Investment Company Act, the Advisers Act and the rules and regulations under such Acts, and are, assuming due authorization, execution and delivery by the other parties thereto, legal, valid, binding and enforceable obligations of the Investment Adviser, subject to the qualification that the enforceability of the Investment Adviser’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

(iv)	Neither the execution, delivery, performance and consummation by the Investment Adviser of its obligations under this Agreement or the Investment Advisory Agreement nor the consummation of the transactions contemplated herein or therein or in the Registration Statement nor the fulfillment of the terms thereof will conflict with or violate the limited partnership agreement of the Investment Adviser, or conflict with, result in a breach or violation of, or constitute a default or an event of default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Investment Adviser under its limited partnership agreement or bylaws or the terms and provisions of any material agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Investment Adviser is a party or by which it may be bound or to which any of the property or assets of the Investment Adviser is subject, nor will such action result in any violation of any order, law, rule or regulation of any court or governmental agency or body having jurisdiction over the Investment Adviser or any of its properties.

(v)	Except as set forth in the Registration Statement, there is no pending or, to the best of the Investment Adviser’s knowledge, threatened action, suit or proceeding affecting the Investment Adviser or to which the Investment Adviser is a party before or by any court or governmental agency, authority or body or any arbitrator which might result in any material adverse change in the Investment Adviser’s ability to perform its services under the Investment Advisory Agreement or adversely affect the properties or assets thereof of a character required to be disclosed in the Registration Statement or Prospectus.

(vi)	No consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement except (A) such as have been obtained or (B) if the registration statement filed with respect to the Shares is not effective under the Investment Company Act, the Securities Act and the Exchange Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Securities Act.

(vii)	The Investment Adviser (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the issuance of the Rights or the sale or resale of the Rights and the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Shares of the Trust (except for the solicitation of exercises of the Rights pursuant to this Agreement) and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of the anti-manipulation rules under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Trust (except for the solicitation of exercises of the Rights pursuant to this Agreement); provided that any action in connection with the Trust’s Dividend Reinvestment Plan will not be deemed to be within the terms of this Section l.b.vii.

(viii)	The Investment Adviser intends to direct the investment of the proceeds of the Offer described in the Registration Statement and the Prospectus in such a manner as to cause the Trust to comply with the requirements of Subchapter M of the Code.

(c)	Any certificate required by this Agreement that is signed by any officer of the Trust on behalf of the Trust or of the Investment Adviser on behalf of the Investment Adviser and delivered to the Dealer Manager or counsel for the Dealer Manager shall be deemed a representation and warranty by the Trust or the Investment Adviser, as the case may be, to the Dealer Manager, as to the matters covered thereby (and if a matter covered in a certificate is knowledge qualified, the representation and warranty by the Fund or the Investment Adviser, as the case may be, shall be deemed to be without any such knowledge qualifier unless stated as such in this Section 1) .

2.	Agreement to Act as Dealer Manager.

(a)	On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Offer:

(i)

The Trust hereby appoints the Dealer Manager to solicit the exercise of Rights and authorizes the Dealer Manager to sell Shares purchased by the Dealer Manager from the Trust through the exercise of Rights as described herein; the Trust hereby authorizes the Dealer Manager to form and manage a group of selling broker-dealers (each a “Selling Group Member” and collectively the “Selling Group”) that enter into a Selling Group Agreement with the Dealer Manager in the form attached hereto as Exhibit A to solicit the exercise of Rights and to sell Shares purchased by the Selling Group Member from the Dealer Manager as described herein; and the Trust hereby authorizes other soliciting broker-dealers (each a “Soliciting Dealer” and collectively the “Soliciting Dealers”) that enter into a Soliciting Dealer Agreement with the Dealer Manager in the form attached hereto as Exhibit B to solicit the exercise of Rights. The Dealer Manager hereby agrees to solicit the exercise of Rights in accordance with the Securities Act, the Exchange Act and the rules and regulations thereunder, the rules and interpretations of FINRA and its customary practice subject to the terms and conditions of this Agreement, the procedures described in the Registration Statement, the Prospectus and, where applicable, the terms and conditions of such Selling Group Agreement or Soliciting Dealer Agreement; and the Dealer Manager hereby agrees to form and manage the Selling Group to solicit the exercise of Rights and to sell Shares to the Selling Group purchased by the Dealer Manager from the Trust through the exercise of Rights as described herein in accordance with the Securities Act, the Exchange Act and the rules and regulations thereunder, the rules and interpretations of FINRA and its customary practice subject to the terms and conditions of this Agreement, the procedures described in the Registration Statement, the Prospectus and, where applicable, the terms and conditions of the Selling Group Agreement.

(ii)	The Trust hereby authorizes the Dealer Manager to buy and exercise Rights, including unexercised Rights delivered to the Subscription Agent for resale and Rights of Record Date Shareholders whose record addresses are outside the United States held by the Subscription Agent for which no instructions are received, on the terms and conditions set forth in such Prospectus, and to sell Shares to the public or to Selling Group Members at the offering price set by the Dealer Manager from time to time. Sales of Shares by the Dealer Manager or Selling Group Members shall not be at a price higher than the offering price set by the Dealer Manager from time to time.

(b)	To the extent permitted by applicable law, the Trust agrees to furnish, or cause to be furnished, to the Dealer Manager, lists, or copies of those lists, showing the names and addresses of, and number of Common Shares held by, Record Date Shareholders as of the Record Date, and the Dealer Manager agrees to use such information only in connection with the Offer, and not to furnish the information to any other person except for securities brokers and dealers that have been requested by the Dealer Manager to solicit exercises of Rights.

(c)	In rendering the services contemplated by this Dealer Manager Agreement, the Dealer Manager acknowledges that it is not authorized to use any solicitation material other than the Prospectus (as supplemented or amended, if applicable) and the other Offering Materials.

(d)	In rendering the services contemplated by this Agreement, the Dealer Manager will not be subject to any liability to the Trust or the Investment Adviser or any of their affiliates, for any act or omission on the part of any soliciting broker or dealer (except with respect to the Dealer Manager acting in such capacity) or any other person, and the Dealer Manager will not be liable for acts or omissions in performing its obligations under this Agreement, except for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Dealer Manager or by reason of the reckless disregard of the obligations and duties of the Dealer Manager under this Agreement.

3.	Dealer Manager Fees. In full payment for the services rendered and to be rendered hereunder by the Dealer Manager, the Trust agrees to pay the Dealer Manager a fee (the “Dealer Manager Fee”) equal to 3.50% of the aggregate Subscription Price for the Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege. In full payment for the soliciting efforts to be rendered, the Dealer Manager agrees to reallow selling fees (the “Selling Fees”) to Selling Group Members equal to 2.50% of the Subscription Price per Share for each Share issued pursuant to either (a) the exercise of Rights and the Over-Subscription Privilege where such Selling Group Member is so designated on the subscription form or (b) the purchase for resale from the Dealer Manager in accordance with the Selling Group Agreement. In full payment for the soliciting efforts to be rendered, the Dealer Manager agrees to reallow soliciting fees (the “Soliciting Fees”) to Soliciting Dealers equal to 0.50% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege where such Soliciting Dealer is so designated on the subscription form, subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through The Depository Trust Company (“DTC”) on the Record Date. The Dealer Manager agrees to pay the Selling Fees or Soliciting Fees, as the case may be, to the broker-dealer designated on the applicable portion of the form used by the holder to exercise Rights and the Over-Subscription Privilege, and if no broker-dealer is so designated or a broker-dealer is otherwise not entitled to receive compensation pursuant to the terms of the Selling Group Agreement or Soliciting Dealer Agreement, then the Dealer Manager shall retain such Selling Fee or Solicitation Fee for Shares issued pursuant to the exercise of Rights and the Over-Subscription Privilege. Payment to the Dealer Manager by the Trust will be in the form of a wire transfer of same day Trusts to an account or accounts identified by the Dealer Manager. Such payment will be made on each date on which the Trust issues Shares after the Expiration Date. Payment to a Selling Group Member or Soliciting Dealer will be made by the Dealer Manager directly to such Selling Group Member or Soliciting Dealer by check to an address identified by such broker-dealer. Such payments shall be made on or before the tenth business day following the day the Trust issues Shares after the Expiration Date.

4.	Other Agreements.

(a)	The Trust covenants with the Dealer Manager as follows:

(i)	The Trust will use its best efforts to cause the Registration Statement to become effective and maintain its effectiveness under the Securities Act.

(ii)	The Trust will notify, and confirm the notice in writing to, the Dealer Manager promptly (A) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (E) of the receipt of any written notice regarding the suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction. The Trust will make every reasonable effort to prevent the issuance of any stop order described in subsection (D) hereunder and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(iii)

The Trust will give the Dealer Manager notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Trust proposes for use by the Dealer Manager in connection with the Offer, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 497(c), (e) or (h) of the Securities Act Rules and Regulations), whether pursuant to the Investment Company Act, the Securities Act, or otherwise, and will furnish the Dealer Manager with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Manager or counsel for the Dealer Manager shall reasonably object.

(iv)	The Trust will, without charge, deliver to the Dealer Manager, as soon as practicable, the number of copies (one of which is manually executed) of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith.

(v)	The Trust will, without charge, furnish to the Dealer Manager, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer Manager may reasonably request for the purposes contemplated by the Securities Act or the Securities Act Rules and Regulations.

(vi)	If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Manager, to amend or supplement the Registration Statement or the Prospectus (or the other Offering Materials) to make the Prospectus (or such other Offering Materials) not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Record Date Shareholder, the Trust will forthwith amend or supplement the Prospectus by preparing and filing with the Commission (and furnishing to the Dealer Manager a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for the Dealer Manager), at the Trust’s expense, which will amend or supplement the Registration Statement or the Prospectus (or otherwise will amend or supplement such other Offering Materials) so that the Prospectus (or such other Offering Materials) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus (or such other Offering Materials) is delivered to a Record Date Shareholder, not misleading.

(vii)	The Trust will endeavor, in cooperation with the Dealer Manager and its counsel, to qualify the Rights and the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Manager may designate and maintain such qualifications in effect for the duration of the Offer; provided, however, that the Trust will not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified. The Trust will file such statements and reports as may be required by the laws of each jurisdiction in which the Rights and the Shares have been qualified as above provided.

(viii)	The Trust will make generally available to its security holders as soon as practicable, but no later than January 1, 2009, an earnings statement (which need not be audited) (in form complying with the provisions of Rule 158 of the Securities Act Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Trust’s fiscal semi-annual period next following the “effective” date (as defined in said Rule 158) of the Registration Statement.

(ix)	For a period of 180 days from the date of this Agreement, the Trust will not, without the prior consent of the Dealer Manager, offer or sell any equity or equity related securities of the Trust or securities convertible into such securities in a public offering on Form N-2, other than the Rights and the Shares, any Common Shares issued by the Trust in reinvestment of dividends or distributions.

(x)	The Trust will use the net proceeds from the Offer to acquire portfolio securities as set forth under “Use of Proceeds” in the Prospectus.

(xi)	The Trust will use its best efforts to cause the Rights and the Shares to be duly authorized for listing by the NYSE, subject to official notice of issuance, prior to the time the Rights and the Shares are issued, respectively.

(xii)	The Trust will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

(xiii)	The Trust will apply the net proceeds from the Offer in such a manner as to continue to comply with the requirements of the Prospectus and the Investment Company Act.

(xiv)

The Trust will advise or cause the Subscription Agent (A) to advise the Dealer Manager and, only where specifically noted, each Selling Group Member who specifically requests, from day to day during the period of, and promptly after the termination of, the Offer, as to the names and addresses (to the extent permitted by applicable law) of all Record Date Shareholders exercising Rights, the total number of Rights exercised by each Record Date Shareholder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Selling Group Member, the number of Rights exercised on subscription certificates indicating the Dealer Manager or such Selling Group Member, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; and will notify the Dealer Manager and each Selling Group Member, not later than 5:00P.M., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Selling Group Member, the number of Rights exercised on subscription certificates indicating the Dealer Manager or such Selling Group Member, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; (B) to sell any

Rights received for resale from Record Date Shareholders exclusively to or through the Dealer Manager, which may, at its election, purchase such Rights as principal or act as agent for the resale thereof; and (C) to issue Shares upon the Dealer Manager’s exercise of Rights no later than the close of business on the business day following the day that full payment for such Shares has been received by the Subscription Agent.

(b)	Neither the Trust nor the Investment Adviser will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the issuance of the Rights or the sale or resale of the Rights or the Shares; provided that any action in connection with the Trust’s Dividend Reinvestment Plan will not be deemed to be within the meaning of this Section 4.b.

(c)	Except as required by applicable law, the use of any reference to the Dealer Manager in any Offering Materials or any other document or communication prepared, approved or authorized by the Trust or the Investment Adviser in connection with the Offer is subject to the prior approval of the Dealer Manager, provided that if such reference to the Dealer Manager is required by applicable law, the Trust and the Investment Adviser agree to notify the Dealer Manager within a reasonable time prior to such use but the Trust and the Investment Adviser are nonetheless permitted to use such reference.

5.	Payment of Expenses.

(a)	The Trust will pay all expenses incident to the performance of its obligations under this Agreement and in connection with the Offer, including, but not limited to, (i) expenses relating to the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) expenses relating to the preparation, issuance and delivery of the certificates for the Shares and subscription certificates relating to the Rights, (iii) the fees and disbursements of the Trust’s counsel (including the fees and disbursements of local counsel) and accountants, (iv) expenses, if any, relating to the qualification of the Rights and the Shares under securities laws in accordance with the provisions of Section 4.a.vii. of this Agreement, including filing fees, (v) expenses relating to the printing or other production and delivery to the Dealer Manager of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred with respect to filing with FINRA, including the fees and disbursements of the Dealer Manager’s counsel with respect thereto, (vii) the fees and expenses incurred in connection with the listing of the Rights and the Shares on the NYSE, (viii) expenses relating to the printing or other production, mailing and delivery expenses incurred in connection with Offering Materials, including all reasonable out-of-pocket fees and expenses, if any, incurred by the Dealer Manager, Selling Group Members, Soliciting Dealers and other brokers, dealers and financial institutions in connection with their customary mailing and handling of materials related to the Offer to their customers, (ix) the fees and expenses incurred with respect to the Subscription Agent and the Information Agent and (x) all other fees and expenses (excluding the announcement, if any, of the Offer in The Wall Street Journal) incurred in connection with or relating to the Offer.

(b)	In addition to any fees that may be payable to the Dealer Manager under this Agreement, the Trust agrees to reimburse the Dealer Manager upon request made from time to time for a portion of its reasonable expenses incurred in connection with its activities under this Agreement, including the reasonable fees and disbursements of its legal counsel (excluding fees and expenses pursuant to Section 5.a.iv which are to be paid directly by the Trust), upon proper presentation of documentation therefor, in an amount not to exceed $100,000.

(c)	If this Agreement is terminated by the Dealer Manager in accordance with the provisions of Section 6 or Sections 9 .a.iii, the Trust agrees to reimburse the Dealer Manager for all of its reasonable out-of-pocket expenses incurred in connection with its performance hereunder, including the reasonable fees and disbursements of counsel for the Dealer Manager. In the event the transactions contemplated hereunder are not consummated, the Trust agrees to pay all of the costs and expenses set forth in Sections 5.a. and 5.b. which the Trust would have paid if such transactions had been consummated.

6.	Conditions of the Dealer Manager’s Obligations. The obligations of the Dealer Manager hereunder (including any obligation to pay for Shares issuable upon exercise of Rights by the Dealer Manager) are subject to the accuracy of the respective representations and warranties of the Trust and the Investment Adviser contained herein, to the performance by the Trust and the Investment Adviser of their respective obligations hereunder, and to the following further conditions:

(a)	The Registration Statement shall have become effective not later than 5:30P.M., New York City time, on the Record Date, or at such later time and date as may be approved by the Dealer Manager; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 497(c), (e), (h) or (j), as the case may be, of the Securities Act Rules and Regulations; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Trust, the Investment Adviser or the Dealer Manager, shall be contemplated by the Commission; and the Trust shall have complied with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise).

(b)	On the Representation Date and the Expiration Date, the Dealer Manager shall have received:

(i)	The opm10ns, dated the Representation Date and the Expiration Date, of Skadden, Arps, Slate, Meagher & Flam LLP, counsel for the Trust, in form and substance satisfactory to counsel for the Dealer Manager, substantially to the effect set forth in Exhibit C hereto.

(ii)	The opinions, dated the Representation Date and the Expiration Date, of Michael Colvin, counsel for the Investment Adviser, in form and substance satisfactory to counsel for the Dealer Manager, substantially to the effect set forth in Exhibit D hereto.

(c)	The Dealer Manager shall have received from Clifford Chance US LLP, counsel for the Dealer Manager, such opinions, dated the Representation Date and the Expiration Date, with respect to the Offer, the Registration Statement, the Prospectus and other related matters as the Dealer Manager may reasonably require, and the Trust shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)	The Trust shall have furnished to the Dealer Manager certificates of the Trust, signed on behalf of the Trust by the Senior Vice President of the Trust, dated the Representation Date and the Expiration Date, to the effect that the signer of such certificate carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that, to the best of the signer’s knowledge:

(i)	the representations and warranties of the Trust in this Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be, and the Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be;

(ii)	no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Trust’s knowledge, threatened; and

(iii)	since the date of the most recent balance sheet included or incorporated by reference in the Prospectus, there has been no material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Trust (excluding fluctuations in the Trust’s net asset value due to investment activities in the ordinary course of operations, and changes in the market price per share of the Common Shares and discount or premium of such market price per share to net asset value per share), except as set forth in or contemplated in the Prospectus (as it may be amended or supplemented at the date of such certificates).

(e)	The Investment Adviser shall have furnished to the Dealer Manager certificates, signed on behalf of the Investment Adviser by the Chairman or other senior official of its general partner, dated the Representation Date and the Expiration Date, to the effect that the signer of the certificate carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and, to the best of their knowledge, the representations and warranties with respect to the Investment Adviser in this Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, as the case may be.

(f)	PricewaterhouseCoopers LLP shall have furnished to the Dealer Manager letters, dated the Representation Date and the Expiration Date, in form and substance satisfactory to the Dealer Manager, stating in effect that:

(i)	it is an independent registered public accounting firm with respect to the Trust within the meaning of the Securities Act and the applicable Securities Act Rules and Regulations, and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States);

(ii)	in its opinion, the audited financial statements examined by it and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Investment Company Act and the respective Rules and Regulations with respect to registration statements on Form N-2;

(iii)	it has performed procedures specified by the Public Company Accounting Oversight Board for a review of the interim financial information for the period ended June 30, 2007;

(iv)	it has performed specified procedures, not constituting an audit in accordance with generally accepted auditing standards, including a reading of the latest available unaudited financial information of the Trust, a reading of the minute books of the Trust, and inquiries of officials of the Trust responsible for financial and accounting matters, and on the basis of such inquiries and procedures nothing came to its attention that caused it to believe that at a specified date prior to the Representation Date or the Expiration Date, as the case may be, there was any change in the Common Shares, any decrease in net assets or any increase in long-term debt of the Trust as compared with amounts shown in the most recent statement of assets and liabilities included or incorporated by reference in the Registration Statement, except as the Registration Statement discloses has occurred or may occur, or they shall state any specific changes, increases or decreases; and

(v)	in addition to the procedures referred to in clause (iv) above, it has compared certain dollar amounts (or percentages as derived from such dollar amounts) and other financial information regarding the operations of the Trust appearing in the Registration Statement, which have previously been specified by the Dealer Manager and which shall be specified in such letter, and have found such items to be in agreement with the accounting and financial records of the Trust.

(g)	Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (excluding an amendment or supplement subsequent to the Representation Date), there shall not have been (i) any change, increase or decrease specified in the letter or letters referred to in paragraph 6(f), or (ii) any change in or affecting the condition (financial or other), business, prospects, net worth or results of operations of the Trust, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Dealer Manager, so material and adverse as to make it impractical or inadvisable to proceed with the Offer as contemplated by the Registration Statement and the Prospectus.

(h)	Prior to the Representation Date, the Trust shall have furnished to the Dealer Manager such further information, certificates and documents as the Dealer Manager may reasonably request.

(i)	If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not in all material respects be reasonably satisfactory in form and substance to the Dealer Manager and its counsel, this Agreement and all obligations of the Dealer Manager hereunder may be canceled at, or at any time prior to, the Expiration Date by the Dealer Manager. Notice of such cancellation shall be given to the Trust in writing or by telephone confirmed in writing.

7.	Indemnity and Contribution.

(a)	The Trust and the Investment Adviser, jointly and severally, agree to indemnity, defend and hold harmless the Dealer Manager, each Selling Group Member and each Soliciting Dealer, and their respective partners, directors and officers, and any person who controls the Dealer Manager, a Selling Group Member and or a Soliciting Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Dealer Manager, a Selling Group Member, a Soliciting Dealer or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Trust) or in a Prospectus (the term “Prospectus” for the purpose of this Section 7 being deemed to include any preliminary prospectus, the Offering Materials, the Prospectus and the Prospectus as amended or supplemented by the Trust), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading (with respect to the Prospectus, in light of the circumstances under which they were made), except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Dealer Manager to the Trust or the Investment Adviser expressly for use with reference to the Dealer Manager, Selling Group Members or Soliciting Dealers in such Registration Statement or such Prospectus.

If any action, suit or proceeding (together, a “Proceeding”) is brought against the Dealer Manager, a Selling Group Member, a Soliciting Dealer or any such person in respect of which indemnity may be sought against the Trust or the Investment Adviser pursuant to the foregoing paragraph, the Dealer Manager, a Selling Group Member, a Soliciting Dealer or such person shall promptly notify the Trust or the Investment Adviser in writing of the institution of such Proceeding and the Trust and the Investment Adviser shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the failure to so notify the Trust and the Investment Adviser shall not relieve the Trust or Investment Adviser from any liability which the Trust or the Investment Adviser may have to the Dealer Manager, a Selling Group Member, a Soliciting Dealer or any such person or otherwise, unless such failure results in the forfeiture of substantive rights or defenses by the indemnifying party. The Dealer Manager, a Selling Group Member, a Soliciting Dealer or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Dealer Manager, a Selling Group Member, a Soliciting Dealer or of such person unless the employment of such counsel shall have been authorized in writing by the Trust or the Investment Adviser, as the case may be, in connection with the defense of such Proceeding or the Trust or the Investment Adviser shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded (based on advice from counsel) that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Trust or the Investment Adviser (in which case the Trust or the Investment Adviser shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Trust or the Investment Adviser may employ counsel and participate in the defense thereof, with the fees and expenses of such counsel to be at the expense of the Trust or the Investment Adviser), in any of which events the reasonable fees and expenses shall be borne by the Trust or the Investment Adviser and paid as incurred (it being understood, however, that the Trust shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Trust nor the Investment Adviser shall be liable for any settlement of any Proceeding effected without its written consent, but if settled with its written consent of the Trust and the Investment Adviser, the Trust and the Investment Adviser agree to indemnify and hold harmless the Dealer Manager, a Selling Group Member, a Soliciting Dealer and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party unless such indemnified party gives written consent to such admission of fault, culpability or a failure to act.

(b)

The Dealer Manager agrees to indemnify, defend and hold harmless the Trust and the Investment Adviser, and their directors and officers, and any person who controls the Trust or the Investment Adviser, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons to the same extent as the foregoing indemnity from the Trust and the Investment Adviser to the Dealer Manager, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Trust, the Investment Adviser or any such person may incur under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Dealer Manager to the Trust or the Investment Adviser expressly for use with reference to the

Dealer Manager in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Trust) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading (with respect to the Prospectus, in light of the circumstances under which they were made).

If any Proceeding is brought against the Trust, the Investment Adviser or any such person in respect of which indemnity may be sought against the Dealer Manager pursuant to the foregoing paragraph, the Trust, the Investment Adviser or such person shall promptly notify the Dealer Manager in writing of the institution of such Proceeding and the Dealer Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; provided, however, that the failure to so notify the Dealer Manager shall not relieve the Dealer Manager from any liability which the Dealer Manager may have to the Trust or any such person or otherwise, unless such failure results in the forfeiture of substantive rights or defenses by the indemnifying party. The Trust, the Investment Adviser or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Trust, the Investment Adviser or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by the Dealer Manager in connection with the defense of such Proceeding or such Dealer Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded (based on advice from counsel) that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Dealer Manager (in which case the Dealer Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Dealer Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Dealer Manager), in any of which events the reasonable fees and expenses shall be borne by the Dealer Manager and paid as incurred (it being understood, however, that the Dealer Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Dealer Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Dealer Manager but if settled with the written consent of the Dealer Manager, the Dealer Manager agrees to indemnify and hold harmless the Trust, the Investment Adviser and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party (unless such indemnified party gives written consent to such admission of fault, culpability or a failure to act).

(c)	If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust or the Investment Adviser on the one hand and the Dealer Manager, Selling Group Member(s) or Soliciting Dealer(s) on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust or the Investment Adviser on the one hand and of the Dealer Manager on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations with respect to the Offer. The relative benefits received by the Trust or the Investment Adviser on the one hand and the Dealer Manager, Selling Group Member(s) or Soliciting Dealer(s) on the other shall be deemed to be in the same respective proportions as the total proceeds from the Offer (net of the Dealer Manager Fee but before deducting expenses) received by the Trust or the Investment Adviser and the total Dealer Manager Fee received by the Dealer Manager, bear to the aggregate public offering price of the Shares. The relative fault of the Trust or the Investment Adviser on the one hand and of the Dealer Manager, Selling Group Member(s) or Soliciting Dealer(s) on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Trust or the Investment Adviser or the Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)	The Trust, the Investment Adviser and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, the Dealer Manager nor any Selling Group Member or Soliciting Dealer shall not be required to contribute any amount in excess of the fees received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)	Notwithstanding any other provisions in this Section 7, no party shall be entitled to indemnification or contribution under this Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful misfeasance or gross negligence in the performance of its duties hereunder. The parties hereto acknowledge that the foregoing provision shall not be construed to impose upon any such parties any duties under this Agreement other than as specifically set forth herein (it being understood that the Dealer Manager, Selling Group Members and Soliciting Dealers have no duty hereunder to the Trust or the Investment Adviser to perform any due diligence investigation).

(f)	The indemnity and contribution agreements contained in this Section 7 and the covenants, warranties and representations of the Trust and the Investment Adviser contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Dealer Manager, a Selling Group Member, a Soliciting Dealer, and their respective partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Dealer Manager, a Selling Group Member or a Soliciting Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Trust or the Investment Adviser, its directors or officers or any person who controls the Trust or the Investment Adviser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Rights. Each of the Trust, the Investment Adviser and the Dealer Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Trust or the Investment Adviser against any of their officers or directors in connection with the issuance of the Rights, or in connection with the Registration Statement or Prospectus.

(g)	The Trust and the Investment Adviser acknowledge that the statements under the caption “Distribution Arrangement” in the Prospectus constitute the only information furnished in writing to the Trust by the Dealer Manager expressly for use in such document, and the Dealer Manager confirms that such statements are correct in all material respects.

8.	Representations, Warranties and Agreements to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Trust or its officers, of the Investment Adviser and of the Dealer Manager set forth in or made pursuant to this Agreement shall survive the Expiration Date and will remain in full force and effect, regardless of any investigation made by or on behalf of Dealer Manager or the Trust or the Investment Adviser or any of their officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares pursuant to the Offer. The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

9.	Termination of Agreement.

(a)

This Agreement shall be subject to termination in the absolute discretion of the Dealer Manager, by notice given to the Trust prior to the expiration of the Offer, if prior to such time (i) financial, political, economic, currency, banking or social conditions in the United States shall have undergone any material change the effect of which on the financial markets makes it, in the Dealer Manager’s judgment, impracticable or inadvisable to proceed with the Offer, (ii) there has occurred any outbreak or material escalation of hostilities, terrorist activities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Dealer

Manager’s judgment, impracticable or inadvisable to proceed with the Offer, (iii) trading in the Common Shares or in the Rights shall have been suspended by the Commission or the NYSE, (iv) trading in securities generally on the NYSE shall have been suspended or limited or (v) a banking moratorium shall have been declared either by U.S. federal or New York State authorities.

(b)	If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 and the Dealer Manager shall not have any obligation to purchase any Shares upon exercise of Rights.

10.	No Fiduciary Relationship. The Trust and the Investment Adviser hereby acknowledge that the Dealer Manager is acting solely as dealer manager in connection with the Offer, including, without limitation, (i) solicitation of the exercise of Rights, (ii) the purchase of Rights, exercise of Rights and to sale to the public of Shares purchased as described herein and forming and managing the Selling Group. The Fund and the Investment Adviser further acknowledge that the Dealer Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Dealer Manger act or be responsible as a fiduciary to the Fund or the Investment Adviser or their respective managements, stockholders or creditors or any other person in connection with any activity that the Dealer Manager may undertake or have undertaken in furtherance of the Offer, including any purchase and sale of the Shares, either before or after the date hereof. The Dealer Manager hereby expressly disclaim any fiduciary or similar obligations to the Trust or the Investment Adviser, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Trust and the Investment Adviser each hereby confirms its understanding and agreement to that effect. The Trust, the Investment Adviser and the Dealer Manger agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Dealer Manager to the Trust or the Investment Adviser regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Trust’s securities, do not constitute advice or recommendations to the Trust or the Investment Adviser. The Trust and the Investment Adviser each hereby waives and releases, to the fullest extent permitted by law, any claims that the Trust or the Investment Adviser may have against the Dealer Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Trust or the Investment Adviser in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

11.	Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Manager, will be mailed, delivered or telegraphed and confirmed to UBS Securities LLC, 299 Park Avenue, New York, New York 10171~0026, Attn: Syndicate Department and, if to the Trust or the Investment Adviser, shall be sufficient in all respects if delivered or sent to the Trust or the Investment Adviser at Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240, Attention: R. Joseph Dougherty.

12.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13.	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

14.	Submission to Jurisdiction. Except as set forth below, no claim (a “Claim”) which relates to the terms of this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Trust and the Investment Adviser consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Trust and the Investment Adviser hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Dealer Manager or any indemnified party. Each of the Dealer Manager, the Trust (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Investment Adviser (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Trust and the Investment Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Trust or the Investment Adviser, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Trust or the Investment Adviser is or may be subject, by suit upon such judgment.

15.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Trust, the Investment Adviser and the Dealer Manager.

Very truly yours,

HIGHLAND CREDIT STRATEGIES FUND

By:	/s/ James Dondero
Name:
Title:

HIGHLAND CAPITAL MANAGEMENT, L.P.

By:	STRAND ADVISORS, INC.,
its general partner

By:	/s/ James Dondero
Name:
Title:

The foregoing Agreement is hereby confirmed

and accepted as of the date first above written.

UBS SECURITIES LLC

By:	/s/
Name:
Title:

By:	/s/
Name:
Title:

Exhibit A

HIGHLAND CREDIT STRATEGIES FUND

11,535,615 Common Shares of Beneficial Interest

Issuable Upon Exercise of Transferable Rights

to Subscribe for Such Shares

SELLING GROUP AGREEMENT

New York, New York

December 14, 2007

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

We understand that Highland Credit Strategies Fund, a Delaware statutory trust (the “Trust”), proposes to issue to holders of record (the “Record Date Shareholders”) as of the close of business on the record date set forth in the Prospectus (as defined herein) (the “Record Date”) transferable rights entitling such Record Date Shareholders to subscribe for up to 11,535,615 shares (each a “Share” and, collectively, the “Shares”) of common stock, par value $0.001 per share (the “Common Shares”), of the Trust (the “Offer”). Pursuant to the terms of the Offer, the Trust is issuing each Record Date Shareholder one transferable right (each a “Right” and, collectively, the “Rights”) for each Common Share held by such Record Date Shareholder on the Record Date. Such Rights entitle their holders to acquire during the subscription period set forth in the Prospectus (the “Subscription Period”), at the price set forth in such Prospectus (the “Subscription Price”), one Share for each three Rights (except that any Record Date Shareholder who is issued fewer than three Rights will be able to subscribe for one full Share pursuant to the primary subscription), on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Record Date Shareholder who fully exercises all Rights initially issued to such Record Date Shareholder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allocation, additional Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in such Prospectus. The Rights are transferable and are listed on the New York Stock Exchange, Inc. under the symbol “HCF.RT”.

We further understand that the Trust has appointed UBS Securities LLC to act as the dealer manager (the “Dealer Manager”) in connection with the Offer pursuant to the Dealer Manager Agreement, dated December 14, 2007 (the “Dealer Manager Agreement”), among the Trust, Highland Capital Management L.P., the Trust’s investment adviser (the “Investment Adviser”), and the Dealer Manager, and has authorized the Dealer Manager to form and manage a group of broker-dealers (each a “Selling Group Member” and collectively the “Selling Group”) to solicit the exercise of Rights and to sell Shares purchased by the Dealer Manager from the Trust through the exercise of Rights.

We hereby express our interest in participating in the Offer as a Selling Group Member.

We hereby agree with you as follows:

1.	We have received and reviewed the Trust’s prospectus dated December 17, 2007 (the “Prospectus”) relating to the Offer and we understand that additional copies of the Prospectus (or of the Prospectus as it may be subsequently supplemented or amended, if applicable) and any other solicitation materials authorized by the Trust relating to the Offer (“Offering Materials”) will be supplied to us in reasonable quantities upon our request therefore to you. We agree that we will not use any solicitation material other than the Prospectus (as supplemented or amended, if applicable) and such Offering Materials and we agree not to make any representation, oral or written, to any shareholders or prospective shareholders of the Trust that are not contained in the Prospectus, unless previously authorized to do so in writing by the Trust.

2.	From time to time during the Subscription Period commencing on December 21, 2007 and ending at 5:00 p.m., New York City time, on the Expiration Date (the term “Expiration Date” means January 18, 2008, unless and until the Trust shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term “Expiration Date” with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Trust, will expire), we may solicit the exercise of Rights in connection with the Offer. We will be entitled to receive fees in the amounts and at the times described in Section 4 of this Selling Group Agreement with respect to Shares purchased pursuant to the exercise of Rights and with respect to which the Colbent Corporation (the “Subscription Agent”) has received, no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and executed Subscription Certificate identifying us as the broker-dealer having been instrumental in the exercise of such Rights, and full payment for such Shares, or (ii) a Notice of Guaranteed Delivery guaranteeing to the Subscription Agent by the close of business of the third business day after the Expiration Date a properly completed and duly executed Subscription Certificate, similarly identifying us, and full payment for such Shares. We understand that we will not be paid these fees with respect to Shares purchased pursuant to an exercise of Rights for our own account or for the account of any of our affiliates. We also understand and agree that we are not entitled to receive any fees in connection with the solicitation of the exercise of Rights other than pursuant to the terms of this Selling Group Agreement and, in particular, that we will not be entitled to receive any fees under the Trust’s Soliciting Dealer Agreement. We agree to solicit the exercise of Rights in accordance with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and the rules and regulations under each such Act, any applicable securities laws of any state or jurisdiction where such solicitations may be lawfully made, the applicable rules and regulations of any self-regulatory organization or registered national securities exchange and customary practice and subject to the terms of the Subscription Agent Agreement between the Trust and the Subscription Agent and the procedures described in the Trust’s registration statement on Form N-2 (File Nos. 333-147121 and 811-21869), as amended (the “Registration Statement”).

3.

From time to time during the Subscription Period, we may indicate interest in purchasing Shares from the Dealer Manager. We understand that from time to time the Dealer Manager intends to offer Shares obtained or to be obtained by the Dealer Manager through the exercise of Rights to Selling Group Members who have so indicated interest at prices which shall be determined by the Dealer Manager (the “Offering Price”). We agree that, with respect to any such Shares purchased by us from the Dealer Manager, the sale of such Shares to us shall be irrevocable, and we will offer them to the public at the

Offering Price at which we purchase them from the Dealer Manager. Shares not sold by us at such Offering Price may be offered by us after the next succeeding Offering Price is set at the latest Offering Price set by the Dealer Manager. The Dealer Manager agrees that, if requested by any Selling Group Member, and subject to applicable law, the Dealer Manager will set a new Offering Price prior to 4:00 p.m., New York City time, on any business day. We agree to advise the Dealer Manager from time to time upon request, prior to the termination of this Selling Group Agreement, of the number of Shares remaining unsold which were purchased by us from the Dealer Manager and, upon the Dealer Manager’s request, we will resell to the Dealer Manager any of such Shares remaining unsold at the purchase price thereof if in the Dealer Manager’s opinion such Shares are needed to make delivery against sales made to other Selling Group Members. Any shares purchased hereunder from the Dealer Manager shall be subject to regular way settlement through the facilities of The Depository Trust Company.

4.	We understand that you will remit to us on or before the tenth business day following the day the Trust issues Shares after the Expiration Date, following receipt by you from the Trust of the Dealer Manager Fee (as defined in the Dealer Manager Agreement), a fee (the “Selling Fee”) equal to 2.50% of the Subscription Price per Share for (A) each Share issued pursuant to the exercise of Rights or the Over-Subscription Privilege pursuant to each Subscription Certificate upon which we are designated, as certified to you by the Subscription Agent, as a result of our solicitation efforts in accordance with Section 2 and (B) each Share sold by the Dealer Manager to us in accordance with Section 3 less any Shares resold to the Dealer Manager in accordance with Section 3. Your only obligation with respect to payment of the Selling Fee to us is to remit to us amounts owing to us and actually received by you from the Trust. Except as aforesaid, you shall be under no liability to make any payments to us pursuant to this Selling Group Agreement. We also understand that the Trust and the Investment Adviser have agreed to indemnify us pursuant to the terms set forth in the Dealer Manager Agreement.

5.	We agree that you, as Dealer Manager, have full authority to take such action as may seem advisable to you in respect of all matters pertaining to the Offer. You are authorized to approve on our behalf any amendments or supplements to the Registration Statement or the Prospectus.

6.	We represent that we are a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and, in making sales of Shares, agree to comply with all applicable rules of FINRA including, without limitation, Rules 2420, 2730, 2740, 2750 and 2790 of FINRA’s Conduct Rules. We understand that no action has been taken by you or the Trust to permit the solicitation of the exercise of Rights or the sale of Shares in any jurisdiction (other than the United States) where action would be required for such purpose. We agree that we will not, without your approval in advance, buy, sell, deal or trade in, on a when-issued basis or otherwise, the Rights or the Shares or any other option to acquire or sell Shares for our own account or for the accounts of customers, except as provided in Sections 2 and 3 hereof and except that we may buy or sell Rights or Shares in brokerage transactions on unsolicited orders which have not resulted from activities on our part in connection with the solicitation of the exercise of Rights and which are executed by us in the ordinary course of our brokerage business. We will keep an accurate record of the names and addresses of all persons to whom we give copies of the Registration Statement, the Prospectus, any preliminary prospectus (or any amendment or supplement thereto) or any Offering Materials and, when furnished with any subsequent amendment to the Registration Statement and any subsequent prospectus, we will, upon your request, promptly forward copies thereof to such persons.

7.	Nothing contained in this Selling Group Agreement will constitute the Selling Group Members partners with the Dealer Manager or with one another or create any association between those parties, or will render the Dealer Manager or the Trust liable for the obligations of any Selling Group Member. The Dealer Manager will be under no liability to make any payment to any Selling Group Member other than as provided in Section 4 of this Selling Group Agreement, and will be subject to no other liabilities to any Selling Group Member, and no obligations of any sort will be implied. We agree to indemnify and hold harmless the Trust, the Investment Adviser, you and each other Selling Group Member and each person, if any, who controls you and any such Selling Group Member within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against loss or liability caused by any breach by us of the terms of this Selling Group Agreement.

8.	We agree to pay any transfer taxes which may be assessed and paid on account of any sales or transfers for our account.

9.	All communications to you relating to the Offer will be addressed to: UBS Securities LLC, 299 Park Avenue, New York, New York 10171-0026, 212-713-2626 Attn: Syndicate Department (Bill Dawson).

10.	This Selling Group Agreement will be governed by the internal laws of the State of New York.

A signed copy of this Selling Group Agreement will be promptly returned to the Selling Group Member at the address set forth below.

Very truly yours,

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

PLEASE COMPLETE THE INFORMATION BELOW

Printed Firm Name	Address

Contact at Selling Group Member

Authorized Signature	Area Code and Telephone

Number

Name and Title	Facsimile Number

Dated:

Payment of the Selling Fee shall be mailed

by check to the following address:

Exhibit B

HIGHLAND CREDIT STRATEGIES FUND

Common Shares of Beneficial Interest

Issuable Upon Exercise of Transferable Rights

to Subscribe for Such Shares

SOLICITING DEALER AGREEMENT

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

JANUARY 18, 2008, UNLESS EXTENDED

New York, New York

December 14, 2007

To Securities Dealers and Brokers:

Highland Credit Strategies Fund, a Delaware statutory trust (the “Trust”), is issuing to its shareholders of record (“Record Date Shareholders”) as of the close of business on December 21, 2007 (the “Record Date”) transferable rights (“Rights”) to subscribe for an aggregate of up to 11,535,615 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Shares”), of the Trust upon the terms and subject to the conditions set forth in the Trust’s prospectus (the “Prospectus”) dated December 17, 2007 (the “Offer”). Each such Record Date Shareholder is being issued one Right for each full Common Share owned on the Record Date. Such Rights entitle their holders to acquire during the Subscription Period (as hereinafter defined) at the Subscription Price (as hereinafter defined) one Share for each three Rights, on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Record Date Shareholder who fully exercises all Rights initially issued to such Record Date Shareholder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allocation, additional Shares (the “Over-Subscription Privilege”) on the terms and conditions set forth in such Prospectus. The Rights are transferable and are listed on the New York Stock Exchange, Inc. (the “NYSE”) under the symbol “HCF.RT”

The Subscription Price will be as set forth in the Prospectus. The Subscription Period will commence on December 21, 2007 and end at 5:00 p.m., New York City time on the Expiration Date (the term “Expiration Date” means January 18, 2008, unless and until the Trust shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term “Expiration Date” with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Trust, will expire).

The Trust has appointed UBS Securities LLC to act as the dealer manager (the “Dealer Manager”) in connection with the Offer pursuant to the Dealer Manager Agreement, dated December 14, 2007 (the “Dealer Manager Agreement”), among the Trust, Highland Capital Management L.P., the Trust’s investment adviser (the “Investment Adviser”), and the Dealer Manager.

For the duration of the Offer, the Trust has authorized and the Dealer Manager has agreed to reallow a fee to any qualified broker or dealer executing a Soliciting Dealer Agreement who solicits the exercise of Rights and the Over-Subscription Privilege in connection with the Offer and who complies with the procedures described below (a “Soliciting Dealer”). Upon timely delivery to The Colbent

Corporation, Attn: Connie Pellegrino, 161 Bay State Drive, Braintree, Massachusetts 02184, the Trust’s Subscription Agent for the Offer, of payment for Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, a Soliciting Dealer will be entitled to receive a fee (the “Soliciting Fee”) equal to 0.50% of the Subscription Price per Share so purchased subject to a maximum fee based on the number of Common Shares held by such Soliciting Dealer through The Depository Trust Company on the Record Date; provided, however, that no payment shall be due with respect to the issuance of any Shares until payment therefor is actually received. A qualified broker or dealer is a broker or dealer which is a member of a registered national securities exchange in the United States or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or any foreign broker or dealer not eligible for membership who agrees to conform to the Conduct Rules of FINRA, including Sections 2420, 2730, 2740, 2750 and 2790 thereof, in making solicitations in the United States to the same extent as if it were a member thereof.

The Trust has authorized and the Dealer Manager has agreed to pay the Soliciting Fees payable to the undersigned Soliciting Dealer, and the Trust and the Investment Adviser have agreed to indemnify such Soliciting Dealer on the terms set forth in the Dealer Manager Agreement, dated December 14, 2007, among the Trust, the Investment Adviser and UBS Securities LLC as the dealer manager (the “Dealer Manager”). Solicitation and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Securities and Exchange Commission and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Compensation will not be paid for solicitations in any state or other jurisdiction in which, in the opinion of counsel to the Trust or counsel to the Dealer Manager, such compensation may not lawfully be paid. No Soliciting Dealer shall be paid Soliciting Fees with respect to Shares purchased pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account or for the account of any affiliate of the Soliciting Dealer. No Soliciting Dealer or any other person is authorized by the Trust or the Dealer Manager to give any information or make any representations in connection with the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Trust through the Dealer Manager. No Soliciting Dealer is authorized to act as agent of the Trust or the Dealer Manager in any connection or transaction. In addition, nothing herein contained shall constitute the Soliciting Dealers partners with the Dealer Manager or with one another, or agents of the Dealer Manager or of the Trust, or create any association between such parties, or shall render the Dealer Manager or the Trust liable for the obligations of any Soliciting Dealer. The Dealer Manager shall be under no liability to make any payment to any Soliciting Dealer, and shall be subject to no other liabilities to any Soliciting Dealer, and no obligations of any sort shall be implied.

In order for a Soliciting Dealer to receive Soliciting Fees, the Subscription Agent must have received from such Soliciting Dealer no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and full payment for such Shares or (ii) a Notice of Guaranteed Delivery guaranteeing delivery to the Subscription Agent by close of business on the third business day after the Expiration Date of (a) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and (b) full payment for such Shares. Soliciting Fees will only be paid after receipt by the Subscription Agent of a properly completed and duly executed Soliciting Dealer Agreement and a Subscription Certificate designating the Soliciting Dealer in the applicable portion hereof. In the case of a Notice of Guaranteed Delivery, Soliciting Fees will only be paid after delivery in accordance with such Notice of Guaranteed Delivery has been effected. Soliciting Fees will be paid by the Trust (through the Subscription Agent) to the Soliciting Dealer by check to an address designated by the Soliciting Dealer below by the tenth business day following the day the Trust issues Shares after the Expiration Date.

All questions as to the form, validity and eligibility (including time of receipt) of this Soliciting Dealer Agreement will be determined by the Trust, in its sole discretion, which determination shall be final and binding. Unless waived, any irregularities in connection with a Soliciting Dealer Agreement or delivery thereof must be cured within such time as the Trust shall determine. None of the Trust, the Dealer Manager, the Subscription Agent, the Information Agent for the Offer or any other person will be under any duty to give notification of any defects or irregularities in any Soliciting Dealer Agreement or incur any liability for failure to give such notification.

The acceptance of Soliciting Fees from the Trust by the undersigned Soliciting Dealer shall constitute a representation by such Soliciting Dealer to the Trust that: (i) it has received and reviewed the Prospectus; (ii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the applicable rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations were made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange; (iii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has not published, circulated or used any soliciting materials other than the Prospectus and any other authorized solicitation material furnished by the Trust through the Dealer Manager and has not made any written representations concerning the Trust to any holders or prospective holders of Shares or Rights other than those contained in such materials or otherwise previously authorized in writing by the Trust or otherwise permitted by applicable law; (iv) it has not purported to act as agent of the Trust or the Dealer Manager in any connection or transaction relating to the Offer; (v) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and complete; (vi) it is not affiliated with the Trust; (vii) it will not accept Soliciting Fees paid by the Trust pursuant to the terms hereof with respect to Shares purchased by the Soliciting Dealer pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account or the account of any affiliates; (viii) it will not remit, directly or indirectly, any part of Soliciting Fees paid by the Trust pursuant to the terms hereof to any beneficial owner of Shares purchased pursuant to the Offer; and (ix) it has agreed to the amount of the Soliciting Fees and the terms and conditions set forth herein with respect to receiving such Soliciting Fees. By returning a Soliciting Dealer Agreement and accepting Soliciting Fees, a Soliciting Dealer will be deemed to have agreed to indemnify the Trust, the Investment Adviser and the Dealer Manager against losses, claims, damages and liabilities to which the Trust, the Investment Adviser or the Dealer Manager may become subject as a result of the breach of such Soliciting Dealer’s representations made herein and described above. In making the foregoing representations, Soliciting Dealers are reminded of the possible applicability of the anti-manipulation rules under the Exchange Act if they have bought, sold, dealt in or traded in any Shares for their own account since the commencement of the Offer.

Upon expiration of the Offer, no Soliciting Fees will be payable to Soliciting Dealers with respect to Shares purchased thereafter.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement or, if not defined therein, in the Prospectus.

This Soliciting Dealer Agreement will be governed by the laws of the State of New York.

Please execute this Soliciting Dealer Agreement below accepting the terms and conditions hereof and confirming that you are a member firm of FINRA or a foreign broker or dealer not eligible for membership who has conformed to the Rules of Fair Practice of FINRA, including Sections 2730, 2740,

2420 and 2750 thereof, in making solicitations of the type being undertaken pursuant to the Offer in the United States to the same extent as if you were a member thereof, and certifying that you have solicited the purchase of the Shares pursuant to exercise of the Rights and the Over-Subscription Privilege, all as described above, in accordance with the terms and conditions set forth in this Soliciting Dealer Agreement. Please forward two executed copies of this Soliciting Dealer Agreement to: The Colbent Corporation, 161 Bay Street Drive, Braintree, MA 02184, 781-930-4909, Attn: Connie Pellegrino

A signed copy of this Soliciting Dealer Agreement will be promptly returned to the Soliciting Dealer at the address set forth below.

Very truly yours,

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

PLEASE COMPLETE THE INFORMATION BELOW

Printed Firm Name	Address

Contact at Soliciting Dealer	DTC Participant Number

Authorized Signature	Area Code and Telephone

Number	VOI Number

Name and Title	Facsimile Number

Dated:

Payment of the Soliciting Fee shall be mailed by check to

the following address:

Exhibit C

[Skadden opinion to come]

C-1

Exhibit C

[Investment Adviser opinion to come]

D-1